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                                                                     EXHIBIT 5.1


                            [JAFFE RAITT LETTERHEAD]

                                  April 3, 2000


Genomic Solutions Inc.
4335 Varsity Drive, Suite E
Ann Arbor, MI 48108

         Re:      Registration Statement on Form S-1

Ladies and Gentlemen:

         We have acted as counsel to Genomic Solutions Inc., a Delaware corporation (the "Company"), in connection with the proposed offering of shares of Callable Common Stock ("Callable Common Stock") by the Company, as described in the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 11, 2000 (together with all amendments thereto, the "Registration Statement").

         We do not purport to be experts on or to express any opinion in this letter concerning any law other than the laws of the State of Michigan and the General Corporation Law of Delaware, and this opinion is qualified accordingly. This opinion is limited to matters expressly set forth in this letter, and no opinion is to be inferred or may be implied beyond the matters expressly so stated. In rendering the opinion contained in this letter, we have assumed without investigation that the information supplied to us by the Company is accurate and complete.

         Based upon and subject to the foregoing, it is our opinion that the shares of Callable Common Stock to be offered under the Registration Statement have been duly authorized, and upon the sale thereof in the manner referred to in the Registration Statement, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of this firm's name whenever it appears in the Form S-1 Registration Statement dated February 11, 2000, as amended.


                                Very truly yours,

                           JAFFE, RAITT, HEUER & WEISS
                            Professional Corporation

                           /s/
                           ---------------------------
                           Jaffe, Raitt, Heuer & Weiss